Exhibit 99.1

Enovis Announces Business Segment Leadership Transition Plan

•	Brady R. Shirley, current President and COO, to retire effective April 1, 2025.

•	Louie Vogt to be promoted to Group President of Reconstructive segment.

•	Terry Ross to be promoted to Group President of Prevention & Recovery segment.

Wilmington, Delaware, December 5, 2023 — Enovis Corporation (NYSE: ENOV), an innovation-driven medical technology growth company, today announced that Brady R. Shirley, the Company’s President and COO, has informed the Company’s Board of Directors of his plans to retire at the end of Q1 2025. Brady will step down from his current position as President and COO on April 1, 2024, and assume the role of Executive Advisor, continuing to focus on the successful integration of the pending Lima acquisition, innovation, and mentorship of Enovis business leaders. Mr. Shirley’s transition to retirement at the end of the first quarter 2025 will be thoughtfully managed with ample time for overlap with other relevant executives within the organization. He will remain a member of the Company’s Board of Directors.

The Company also announced that effective January 2, 2024, Louie Vogt and Terry Ross will become executive officers of the Company reporting to Enovis Chair and CEO, Matt Trerotola.

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Louie Vogt, president and general manager of surgical, has been promoted to Group President Reconstructive (Recon), a newly created role in which he will lead the Company’s global reconstructive business segment.

•	Terry Ross, president of bracing and supports, has been promoted to Group President Prevention and Recovery (P&R), a newly created role in which he will lead the Company’s global P&R business segment.

Mr. Trerotola stated, “Brady has been recognized as one of the most knowledgeable and inspirational leaders in the orthopedics industry over the course of his 30-plus year career. Since joining Enovis following our acquisition of DJO in 2019, he has played an instrumental role in shaping our transition to a focused medical technology company and leading our Recon growth strategy. We look forward to his continued guidance and counsel as he begins his transition to retirement, and we will continue to benefit from his valuable contributions as a member of our Board of Directors.”

Mr. Trerotola continued, “I want to congratulate Louie and Terry on their upcoming promotions. Louie has a proven track record driving double-digit growth and market outperformance in our U.S. surgical business through innovation and commercial excellence. Terry has played a vital role in the return of our P&R segment to consistent growth and strong cash flow. Louie and Terry are both exceptional leaders who play key roles in developing talent, improving operating performance and margins, and championing EGX processes and initiatives. We look forward to their continued contributions in their new roles. This structure gives us a unique opportunity to have Brady focus primarily on Lima integration success while both he and I mentor Louie and Terry as they step into these new roles.”

Mr. Ross joined Enovis (then known as Colfax) in 2012 as GM of Colfax Reliability Services and has held numerous leadership roles, including Investor Relations, Strategy & Business Development, and President of the Company’s Recovery Sciences and Bracing and Support Businesses. Prior to joining the Company, he served in management roles at Danaher and GE.

Mr. Vogt joined DJO (now Enovis) in 2017, leading the Surgical Global Product Management and US Sales Organizations before becoming President of the Enovis U.S. surgical business. Prior to joining the Company, he spent 15 years with Zimmer and Zimmer Biomet in a series of U.S. and Global Marketing, Product Management and Commercial leadership roles.

About Enovis

Enovis Corporation (NYSE: ENOV) is an innovation-driven medical technology growth company dedicated to developing clinically differentiated solutions that generate measurably better patient outcomes and transform workflows. Powered by a culture of continuous improvement, global talent and innovation, the Company’s extensive range of products, services and integrated technologies fuels active lifestyles in orthopedics and beyond. For more information about Enovis, please visit www.enovis.com.

Forward-Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Enovis’ plans, goals, objectives, outlook, expectations and intentions, and other statements that are not historical or current fact. Forward-looking statements are based on Enovis’ current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Enovis’ results to differ materially from current expectations include, but are not limited to, the risks and other factors detailed in Enovis’ reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” as well as the other risks discussed in Enovis’ filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Enovis disclaims any duty to update the information herein.

Contact:

Kyle Rose

Vice President, Investor Relations

Enovis Corporation

+1-917-734-7450

investorrelations@enovis.com